EXHIBIT 8.1

List of Subsidiaries

AU Optronics Corp., a corporation organized under the laws of the Republic of China, has twenty-three subsidiaries:

（i）	AU Optronics (L) Corp., a corporation organized under the laws of Malaysia;

（ii）	AU Optronics Corporation America, a corporation organized under the laws of California, United States of America;

（iii）	AU Optronics Corporation Japan, a corporation organized under the laws of Japan;

（iv）	AU Optronics Europe B.V., a limited liability company incorporated under the laws of the Netherlands;

（v）	AU Optronics Korea Ltd., a corporation organized under the laws of South Korea;

（vi）	AU Optronics Singapore Pte. Ltd., a corporation organized under the laws of Singapore;

（vii）	AU Optronics (Czech) s.r.o., a corporation organized under the laws of the Czech Republic;

（viii）	AU Optronics (Slovakia) s.r.o., a corporation organized under the laws of Slovakia;

（ix）	AU Optronics (Shanghai) Corp., a corporation organized under the laws of the People's Republic of China;

（x）	AU Optronics (Xiamen) Corp., a corporation organized under the laws of the People's Republic of China;

（xi）	AU Optronics (Suzhou) Corp., a corporation organized under the laws of the People's Republic of China;

（xii）	Konly Venture Corp., a corporation organized under the laws of the Republic of China;

（xiii）	Darwin Precisions (L) Corp., a corporation organized under the laws of Malaysia;

（xiv）	Darwin Precisions (Hong Kong) Limited, a corporation organized under the laws of Hong Kong;

（xv）	Darwin Precisions (Suzhou) Corp., a corporation organized under the laws of the People's Republic of China;

（xvi）	Darwin Precisions (Xiamen) Corp., a corporation organized under the laws of the People's Republic of China;

（xvii）	Tech-Well (Shanghai) Display Co., a corporation organized under the laws of the People's Republic of China;

（xviii）	Ronly Venture Corp., a corporation organized under the laws of the Republic of China;

（xix）	Toppan CFI (Taiwan) Co., Ltd., a corporation organized under the laws of the Republic of China;

（xx）	BriView Technology Corp., a corporation organized under the laws of the Republic of China;

（xxi）	BriView Electronics Corp., a corporation organized under the laws of the People’s Republic of China;

（xxii）	Darwin Precisions Corp., a corporation organized under the laws of the Republic of China; and

（xxiii）	Lextar Electronics Corp., a corporation organized under the laws of the Republic of China.